The Crexent Business Center Service Agreement

This Business Service Agreement 'Agreement' is made and entered into November-21-2011 by and between The Crexent, LLC, a Florida limited liability company, as agent for Vista Park Commons, LLC.
12401 Orange Drive, Suite 100, Davie, FL 33330, hereinafter referred to as “Company”, and

Cilent:	BEESFREE, INC.	hereinafter referred to as “Client”
whose address is 2101 Vista Partway, Suite 122, West Palm Beach, FL 33411

Located at:	2101 Vista Parkway, West Palm Beach. FL 33411	(“Building”)	Suite #	122	(“Premises”)

Occupancy:	Maximum full time occupancy by:	3	person(s)

Term:	The term of this Agreement shall commence on:	12/1/11	(Commencement Date)
	and shall terminate on:	11/30/12	(Termination Date)

Performance Retainer, Service Deposits and Miscellaneous Deposits:			$2,150.00

RECURRING MONTHLY CHARGES

Basic Service Fee:			$1,475.00

Additional Services
Telecommunications (See Page 2)
Additional Furniture (See Page 3)
Short Term Premium
Other
Adjustment.	Services Waived, 1st Term ONLY	$(500.00)
SUB-TOTAL RECURRING MONTHLY CHARGES:		$975.00
Sales Tax:	6.00%	$58.50
	TOTAL RECURRING MONTHLY CHARGES:		$1,033.50

INITIAL SET-UP CHARGES: (TO BE PAID UPON THE EXECUTION OF AGREEMENT)

1st Month's Basic Service Fee		$1,475.00
1st Month's Telecom, Package Fee
Short Term Lease Premium
Additional Furniture
Inception Fee (Set-up Fee)		$200.00
Telecommunications Installation Fee		$150.00
Move-in Fee
Other:
Adjustment		$(850.00)
SUB-TOTAL:		$975.00
Sales Tax:	6.00%	$58.50
TOTAL:			$1,033.50

PERFORMANCE RETAINER, SERVICE DEPOSITS AND MISCELLANEOUS DEPOSITS

Performance Retainer		$1,950.00
Telephone Service Deposit		$200.00
Other One half Performance Ret. Payable over 3 Mos.		$(975.00)
Less: Deposit on Account - Suite Number:
TOTAL RETAINERS AND DEPOSITS:			$1,175.00

			$2,208.50

TOTAL DUE UPON EXECUTION OF AGREEMENT:			$2,208,50

Page 1 of 1	Initials	MARIO SFORZA

GUARANTY
(the “Guaranty”)

Client Name: BEESFREE, INC.
Suite No: 122

FOR VALUE RECEIVED and in consideration of and as an inducement for the Company to enter into The Crexent Business Center Business Service Agreement to which this Guaranty is affixed, the undersigned personally, on behalf of himself, his legal representatives, heirs, successors, and assigns, hereby guarantees to the Company, its successors and assigns, the full performance and observance of all the obligations of the Client as set forth in The Crexent Business Center Business Service Agreement to which this Guaranty is affixed. The validity of this Guaranty and the obligations of the Guarantor hereunder shall not be terminated, affected or impaired by reason of the assertion or execution by the Company of any of its rights or remedies under The Crexent Business Center Business Service Agreement to which this Guaranty is affixed. The undersigned further agrees that this Guaranty shall remain and continue in full force and effect notwithstanding any assignment renewal, modification or extension of the referenced The Crexent Business Center Business Service Agreement.

The Company and Guarantor hereby mutually, knowingly and voluntarily waive the right to a trial by jury and agrees that neither shall seek a trial by jury in any lawsuit or proceeding based upon, arising out of, or related to this Guarantee. This waiver is irrevocable and shall be subject to no exceptions, The Company and the undersigned Guarantor hereby acknowledge that each has read and understood the meaning and ramifications of this Guaranty including the foregoing waiver provision. In the event Company incurs any expenses, including but not limited to attorney's fees and costs, in he enforcement of The Crexent Business Center Business Service Agreement or this Guaranty, the undersigned Guarantor agrees to be liable for same.

Dated: 21 Nov 2011	Signature:	/s/ MARIO SFORZA
MARIO SFORZA
GUARANTOR